Exhibit 3.2

[SEAL]	ROSS MILLER
Secretary of State	In the office of	Document Number
204 North Carson Street, Suite 1		2010571396-94
Carson City, Nevada 89701-4520	ROSS MILLER	Filing Date and Time
(775) 684-5708	Ross Miller	07/30/2010 2:45 PM
Website: www.nvsos.gov	Secretary of State	Entity Number
	State of Nevada	E0364152009-9
ABOVE SPACE IS FOR OFFICE USE ONLY
Certificate of Amendment
(PURSUANT TO NRS 78.380)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRA 78.380 - Before Issuance of Stock)

1. Name of corporation:

Santo Pita Corporation

2. The articles have been amended as follows: (provide article numbers, if available)

The Articles of Incorporation (document number 20090535179-71) have been amended to reflect the total number of common stock authorized is 100,000,000 and the total number of preferred stock authorized is 100,000,000. Additionally, the par value of both the preferred and the common have been adjusted to $0.00001.

3. The undersigned declare that they constitute at least two-thirds of the following:

(check only one box)     [   ] incorporators     [X]   board of directors

4. Effective date of filing: (optional)
                                                                                     (must not be later than 90 days after the certificate is filed)

5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6. Signature: (If more than two signatures, attach an 8 1/2" x 11" plain sheet with the additional signatures.)

X   ROSA HABEILA FELIZ RUIZ                                                     X
Authorized Signature                                                                                                                 Authorized Signature

IMPORTANT:   Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.
This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend Profit-Before
Revised: 10-16-09